Exhibit 99.1

Thomson StreetEvents	www.streetevents.com	Contact Us	1

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 08. 2008 / 10:00AM ET, DWSN — Q2 2008 Dawson Geophysical Earnings Conference Call
CORPORATE PARTICIPANTS
Steve Jumper
Dawson Geophysical Company — President, CEO
Christina Hagan
Dawson Geophysical Company — EVP, CFO
Decker Dawson
Dawson Geophysical Company — Chairman
CONFERENCE CALL PARTICIPANTS
Marshall Adkins
Raymond James — Analyst
Pierre Conner
Capital One Southcoast — Analyst
Byron Pope
Tudor Pickering — Analyst
Neal Dingmann
Dahlman Rose — Analyst
PRESENTATION

Operator
Good morning. My name is Chastity, and I will be your conference operator today. At this time, I would like to welcome everyone to the Dawson Geophysical Second Quarter 2008 Conference Call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question and answer session.
(OPERATOR INSTRUCTIONS)
I would now like to turn the conference over to Steve Jumper, President and Chief Executive Officer. Please go ahead, sir.

Steve Jumper - Dawson Geophysical Company — President, CEO
Thank you, operator. Good morning and welcome to Dawson Geophysical Company’s second quarter 2008 earnings and operations conference call. Joining me this morning in the room are Christina Hagan, Executive Vice President and Chief Financial Officer, Ray Tobias, Executive Vice President and Chief Operating Officer and Decker Dawson, Chairman.
The call is scheduled for 30 minutes and will be divided into three segments. Following these remarks, Chris will discuss our financial overview. I will then return for an operations overview and then open the call up for questions.
As in the past, I remind you that throughout the call we will not be providing guidance. At this point, I’ll turn control of the call over to Chris Hagan.

Christina Hagan - Dawson Geophysical Company — EVP, CFO
Thank you, Steve. I would like to provide our Safe Harbor provisions. In accordance with the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements made today in this conference call, which are forward looking and which provide other than historical information, involve risks and uncertainties that may materially affect the Company’s actual results of operations.

Thomson StreetEvents	www.streetevents.com	Contact Us	2

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 08. 2008 / 10:00AM ET, DWSN — Q2 2008 Dawson Geophysical Earnings Conference Call
These risks include, but are not limited to, dependence upon energy industry spending, the volatility of oil and gas prices, weather interruptions, the ability to manage growth, the ability to obtain land access rights of way and the availability of capital resources. A discussion of these and other factors including risks and uncertainties is set forth in the Company’s Form 10-K for the fiscal year ending September 30th, 2007.
Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statement, whether as a result of new information, future events or otherwise. During this conference call, Dawson will make references to EBITDA, which is a non-GAAP financial measure. A reconciliation of this non-GAAP measure to the applicable GAAP measures can be found in Dawson’s current earnings release, a copy of which is located on the Dawson website, www.dawson3d.com.
I would now like to provide the financial overview. Today, we reported revenues of $78.363 million for the quarter ending March 31st, 2008, our second fiscal quarter of fiscal 2008, as compared to $59.935 million of the same quarter in fiscal 2007, an increase of 31%. Revenues in the second quarter of fiscal 2008 continue to include high third-party charges related to the use of helicopter support services, specialized survey technology and dynamite energy sources.
Net income for the second quarter of fiscal 2008 was $8.292 million, compared to $5.368 million in the same quarter of fiscal 2007, an increase of 54%. Earnings per share for the second quarter of fiscal 2008 were $1.08 per share, compared to $0.71 per share in the same quarter of fiscal 2007.
EBITDA for the second quarter of fiscal 2008 was $19.228 million, compared to $12.961 million in the same quarter of fiscal 2007, an increase of 48%. Included in the second quarter results is a 41% increase in depreciation charges from the prior year period, reflecting our continued capital investment in growth.
For the six months ended March 31, 2008, revenues were $155.962 million, compared to $113.589 million for the same period in 2007, an increase of 37%. Net income for the first six months of fiscal 2008 increased 48% to $15.996 million, compared to $10.803 million for the first six months of fiscal 2007. Earnings per share for the first six months of fiscal 2008 were $2.09, as compared to $1.43 for the first six months of fiscal 2007, an increase of 46%.
EBITDA was $37.198 million in the first six months of fiscal 2008, versus $25.629 million during the same period of fiscal 2007, an increase of 45%. The Company’s Board of Directors recently increased the Company’s fiscal 2008 capital budget from $30 million to $55 million. The additional budget of $25 million will be used to add to the Vibrator Energy Source fleet, increase channel count on existing crews, expand data processing capabilities and to make technical improvements in all phases of the Company’s operations. That concludes the financial overview, and now Steve will provide our operations overview.

Steve Jumper - Dawson Geophysical Company — President, CEO
Thank you, Chris. We are very pleased with our second quarter results, which showed very favorable growth compared to the same quarter in the prior year. Our second quarter results point to continued strength here at Dawson Geophysical Company. All 15 crews were in operation during the quarter. Weather conditions early in the quarter were less favorable, with several interruptions, which had a slightly negative impact on the revenues.
Demand for our services remains robust and bid activity increased during the quarter, although our clients may cancel their contracts on short notice, our order book is strong and actually has increased during the quarter over first quarter levels, with commitments through calendar 2008 and on a number of crews well into 2009.
We do anticipate an expansion in crew count, with a redeployment of an I/O MRX System II recording system on an additional crew, our 16th, in May. We are currently operating in excess of 115,000 channels company-wide and 136 Vibrator Energy Source units. Indications from our client base are for continued steady demand for seismic services in the lower 48.
Through today, we have replaced an I/O System II MRX recording system on an existing crew with an 8,000-channel ARAM ARIES recording system. We made plans to deploy our 16th crew, which will do large 2D and smaller 3D projects, as previously mentioned, sometime later this month. We increased total channel count to in excess of 115,000. We took delivery of 13 Vibrator Energy Source Units, bringing the Company’s total to 136 units, with seven more on order. We operated in West Texas, South Texas, Fort Worth Basin, New Mexico, Oklahoma, Arkansas, Colorado, Utah, Montana and West Virginia.

Thomson StreetEvents	www.streetevents.com	Contact Us	3

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 08. 2008 / 10:00AM ET, DWSN — Q2 2008 Dawson Geophysical Earnings Conference Call
Increased channel counts has and will continue to positively impact results and we believe continue to add value to our clients, with higher resolution 3D images, increased efficiency and shorter cycle times. The objective of our service is to reduce finding and development costs. The demand on our industry has and will continue to be cost-effective higher-resolution images in the shorter cycle times.
We believe increased channel count and the number of Energy Source units will meet that demand. We believe growth in channel count will continue into the foreseeable future. Pricing for our services remains firm. We believe future revenue and earnings growth will come primarily through increased channel count, improved efficiencies and productivity, as well as the increase in crew counts.
In our second fiscal quarter ‘08 to second fiscal quarter ‘07 comparison, as Chris mentioned, our revenue increased 31%, EBITDA 48% and net income 54%, while our crew count increased by only 15%, or two new crews. Our contract mix continues to be evenly split between turkey and term agreements, and while turnkey contracts do have increases in risk related to weather and operational downtimes, they provide for more upside in revenue and profitability. We anticipate maintaining a mix of turnkey and term agreements.
As Chris mentioned, we continue to have a high level of third-party charges. However, the level of third-party charges as a percentage of revenue has remained essentially flat over the last five quarters. It has trended slightly downward here in this quarter from previous levels. If the trend toward more Vibrator work continues, as we believe it will we believe the level of third-party charges as a percentage of revenue should decline.
We will continue to do what we do best, and that’s help our clients find oil and gas. That’s the business we’re in and we’ll do that by providing cost-effective, high-quality, high-resolution 3D seismic images. And, with that, I will open the call up for questions. Operator, we are ready for questions when you are.
QUESTION AND ANSWER

Operator
(OPERATOR INSTRUCTIONS). Your first question comes from the line of Marshall Adkins with Raymond James.

Marshall Adkins - Raymond James — Analyst
Good morning, Steve. A couple questions. First, on backlog, I’ve covered you long enough to know that you don’t have a backlog, but you do have what we call an order book. But keeping in the concept of backlog, or keeping with that concept, tell me how the order activity is going out towards the end of ‘08, number one. And, number two, where is that activity shaping up? I know you’ve got a lot of stuff going on the Barnett today. Help me understand the trends going into ‘09 as to where people are shooting seismic in the areas where they’re headed.

Steve Jumper - Dawson Geophysical Company — President, CEO
Okay, Marshall, to address the first part of your question, the overall order book, backlog, however we’re going to say it — we’re going to refer to it as order book, as you mentioned — has increased from the first quarter. Bid activity is very strong in multiple basins all across the lower 48. We’ve seen what I would consider a substantial increase in activity in the last few months, although I don’t know that we were ever particularly concerned about our order book level. We’re certainly seeing some growth in that area, and that’s why we’re putting out the additional crew.
The small crew is going to be a lower channel count crew. As I said, it’s going to be doing large 2D projects and some smaller 3D projects, headed back to the Northeast. We’re still very active in the Barnett Shale area. I think that’s going to continue to be an active place for us. We’ve actually picked up quite a bit of activity in West Texas here, lately, and Eastern New Mexico, throughout the Permian basin. We have about six or seven crews currently operating within 250 miles of Midland, which is something that’s changed in recent quarters.
I think that this is probably a temporary thing. We’ll probably keep three to four crews active out here off and on for the next year. So still very active in Eastern Oklahoma, still very active in the Fayetteville Shale of Arkansas. Of course, as everybody knows, the Northeast is heating up, it’s very active, the Marcellus Shale is a very active basin for us.

Thomson StreetEvents	www.streetevents.com	Contact Us	4

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 08. 2008 / 10:00AM ET, DWSN — Q2 2008 Dawson Geophysical Earnings Conference Call
We’re hearing a lot of activity, bid activity, certainly, in the Rockies area. And so we have high hopes for that later on in the year. We’ve seen some increased activity, of course, in the Haynesville Shale. I think that’s going to be an area that could heat up, but probably some of the most exciting things we’re hearing — well, it’s all exciting. There’s a lot to be done in the lower 48. The market is very, very strong. Two places that I think look promising are the oil shale plays in the Barnett, going into North Texas and certainly the Bakken play in North Dakota appeared like it’s going to be a hot item for quite some time. So we’ve got quite a bit of spread.
We have opportunities all through the West. We’ve got some opportunities in California that we’re looking at and Northeast, the Appalachian Basin is strong and we’ll continue to play in these shale plays, as well as some of these new oil finds.

Marshall Adkins - Raymond James — Analyst
Okay, a follow-up question here. You mentioned weather kind of affected you early in the quarter. Give me some sense of relative to an average quarter, if there is such a thing, how much the weather hurt you.

Steve Jumper - Dawson Geophysical Company — President, CEO
Early in the quarter it was a little tough. I think it was tough on most of us. Marshall, that weather number, the weather impact is hard to define, it’s hard to quantify. We are always impacted by weather. We’re impacted by weather, we’re impacted by permits, we’re impacted by the length of time it takes a crew to move before they get to the next project.
We’re impacted by operational interruptions that come and go and then are a part of our business, and I wouldn’t quantify the weather impact as real negative. I think it was there. It’s probably a little more difficult than normal, but it wasn’t a catastrophic event, it wasn’t something that just killed us, so to speak, but it did have a negative impact. I know I didn’t answer that, but that’s about as well I can quantify it for you.

Marshall Adkins - Raymond James — Analyst
Well, translating, it sounds like it was just modestly worse than an average quarter.

Steve Jumper - Dawson Geophysical Company — President, CEO
Yes, it wasn’t anything that I was terribly concerned about.

Marshall Adkins - Raymond James — Analyst
Okay, I’ll turn it over to someone else and re-queue. I’ve got a few more questions if someone else doesn’t ask them.

Steve Jumper - Dawson Geophysical Company — President, CEO
Okay.

Operator
Your next question comes from the line of Pierre Conner with Capital One South.

Pierre Conner - Capital One Southcoast — Analyst
Good morning, everybody.

Steve Jumper - Dawson Geophysical Company — President, CEO

Thomson StreetEvents	www.streetevents.com	Contact Us	5

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 08. 2008 / 10:00AM ET, DWSN — Q2 2008 Dawson Geophysical Earnings Conference Call
Good morning, Pierre.

Pierre Conner - Capital One Southcoast — Analyst
Steve, just maybe make sure I’ve got the right mix of crews now, so I’m assuming we’re at eight of ARAM, down to one on the MRX, and then you plan to deploy that MRX in a second crew. Is that accurate?

Steve Jumper - Dawson Geophysical Company — President, CEO
We are operating seven ARAM crews today, six RSR crews, two MRX crews and one crew continues to operate as a Q-Land crew for WesternGeco.

Pierre Conner - Capital One Southcoast — Analyst
Oh, okay, that’s the other crew.

Steve Jumper - Dawson Geophysical Company — President, CEO
Correct.

Pierre Conner - Capital One Southcoast — Analyst
Got it.

Steve Jumper - Dawson Geophysical Company — President, CEO
And during any downtime with the Q system, which we don’t anticipate any time soon, that crew would be equipped with an existing MRX crew, as well.

Pierre Conner - Capital One Southcoast — Analyst

On this additional crew —

Steve Jumper - Dawson Geophysical Company — President, CEO
Yes, sir.

Pierre Conner - Capital One Southcoast — Analyst
You mentioned the small 3D to large 2D. Can you give us a range of the channels on that crew? I mean, it’d be below your average channel size. Is that right?

Steve Jumper - Dawson Geophysical Company — President, CEO
Yes, it’s going to be 1,500 channels or below.

Pierre Conner - Capital One Southcoast — Analyst

Thomson StreetEvents	www.streetevents.com	Contact Us	6

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 08. 2008 / 10:00AM ET, DWSN — Q2 2008 Dawson Geophysical Earnings Conference Call
Got it. Okay.

Steve Jumper - Dawson Geophysical Company — President, CEO
I wanted to make a comment there. It is deployed, or will be deployed later this month, configured that way. It has quite a bit of back order book, backlog, in front of it, quite a few things to go do. But this will be the second crew that we operate that way. We operate a crew in the Barnett Shale of the Fort Worth Basin that stays around 2,000 channels. But it, too, just like the ones in the Fort Worth Basin, this crew will have the ability to scale up channel count if a project requires 3,000 channels. Then we can certainly scale that crew up to 3,000 channels to go to work. So I don’t know that it will stay that way, but that’s the way it’s configured on its initial deployment.

Pierre Conner - Capital One Southcoast — Analyst
Okay. Steve, maybe a little more on your CapEx increase in terms of where it’s going, so some of that was this additional ARAM, but is there — where does this take — I know you’re not guiding us, per se, but project out your channels or your Vibrator sources. Is that where this additional CapEx is going?

Steve Jumper - Dawson Geophysical Company — President, CEO
Yes, it was the — we had some channel count expansion in the last quarter that was part of that, the original CapEx number. This additional CapEx that’s been approved covered the 8,000 channels of ARAM system that replaced an existing I/O System II MRX recording system. The 20 Vibrator Energy Source units, some other equipment, like helicopter support equipment, rolling stock, other technical capabilities, but the majority of it has been channel count increases on existing crews, as well as the switch over in additional Vibrators.

Pierre Conner - Capital One Southcoast — Analyst

But, going forward, there is continued growth in channel count on existing crews sequentially?

Steve Jumper - Dawson Geophysical Company — President, CEO
Yes, yes, yes.

Pierre Conner - Capital One Southcoast — Analyst
Can you give us maybe an exit rate of channels if they come in delivered as you’ve ordered them?

Steve Jumper - Dawson Geophysical Company — President, CEO
Well, we have everything in house that’s been ordered, I believe, except for the seven Vibrators, but we anticipate that number to go up Pierre. I don’t know where the number is going to actually end up. By the end of the year, it’s hard to tell, I can easily see, for example, 500 channels being added fairly quickly going forward, but if we get a job that comes in and it needs 10,000 channels and has some life to it and has some length to the contract, then we would adjust that accordingly.
And some of that we’ve built in there, anticipating, but I really can’t comment other than the 500 that I think are going to come pretty quickly.

Pierre Conner - Capital One Southcoast — Analyst
All right, one last one, and then I’ll do like Marshall and cycle back, but I know we’re trying to get you to quantify. I know it’s difficult, but in the weather impact, I mean, are we talking about just five or six days worth of downtime on a —

Thomson StreetEvents	www.streetevents.com	Contact Us	7

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 08. 2008 / 10:00AM ET, DWSN — Q2 2008 Dawson Geophysical Earnings Conference Call

Steve Jumper - Dawson Geophysical Company — President, CEO
Well, we had a stretch there where we were down two, three, four days on the majority of the crews, and then they’d come back and they’d get hit again. What its total impact to revenue is going to be is — would be really hard to quantify. But, Pierre, I wouldn’t say that there was any major impact from any one item during the quarter that was devastating. I think it wasn’t far off the things that we could be hit with on a regular basis.

Pierre Conner - Capital One Southcoast — Analyst
Okay, understand. Okay, thanks. Let me jump out and let someone in.

Operator
Your next question comes from the line of Byron Pope with Tudor Pickering.

Byron Pope - Tudor Pickering — Analyst
Good morning.

Steve Jumper - Dawson Geophysical Company — President, CEO
Good morning.

Byron Pope - Tudor Pickering — Analyst
Steve, I wanted to see if you could give us a frame of reference for on a normalized basis kind of where the highest concentration of your crews will likely be working. You mentioned kind of West Texas area, a little bit high now, probably goes back to a normalized three to four crews. I realize you have crews mobilizing in different regions all the time, but, again, I’m just trying to set a baseline so that we eliminate some of the quarter-to-quarter noise. Again, how should we be thinking about where the critical mass of your crews will likely be working over the next 12 months, kind of by region?

Steve Jumper - Dawson Geophysical Company — President, CEO
I believe we’re going to be fairly well spread out. Right now, we’ve got two in South Texas, we’ve got two in Oklahoma, one in the Northeast, one in Arkansas. I think the majority of the crews in the next quarter or so will be in Texas, Eastern New Mexico, the Barnett Shale region. I think we’ll probably have four or five crews out of state over the next quarter or so. But, Byron, that’s a very difficult thing to predict. We have commitments in our order book that reflect solid activity through the end of calendar ‘08 and well into ‘09.

Byron Pope - Tudor Pickering — Analyst
Right.

Steve Jumper - Dawson Geophysical Company — President, CEO
And I don’t know which jobs are going to get ready at which time. And if I knew, if I could look down the schedule and predict with great comfort and great accuracy which jobs will be ready, how long exactly it will take us to do that and do that job, barring any weather or operational interruptions and where we’re going, then I could give you a month-by-month detail of where it’s going to be. But that’s not the way our system works.

Thomson StreetEvents	www.streetevents.com	Contact Us	8

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 08. 2008 / 10:00AM ET, DWSN — Q2 2008 Dawson Geophysical Earnings Conference Call
We have an idea of what it’s going to look like in the next month or so, but as we had talked about in the past, getting access permits from surface and mineral owners and lessees is difficult at times. And so our schedule becomes very, very fluid, and that’s why we don’t quantify our backlog in terms of dollars or accurate crew miles, because the schedule in the middle of summer may look somewhat different than what it is now.
We may have things not ready for a crew and we’ll have to look for another place and we have things that a project may get hot and may need to move into the schedule and we’ll accommodate that. We’re going to let permits and our clients needs dictate where we’re going to be as opposed to just predicting from here. I do think the highest concentration through the summertime will more than likely be spread from West Texas, South Texas and into Barnett Shale area of the Fort Worth Basin.
We’re talking about this weather issue. What we’ve seen from the weather issue is that the storms that move through here in the last quarter or so are a big line of thunderstorms that move and sometimes you can draw a line right down the storm front and cover all 15 of our crews at one time. Sometimes we get spotted weather, so although I think the geographic expansion and diversity is a good thing and helps us with weather, as it helps everybody. It still tends to be somewhat clumped together. If we were spread from the Rockies right now to the Southeast, it would be a little bit different story, but these fronts have even moving Southeast in a straight line right across us, and that was certainly an issue in prior quarters.
Going back to this weather thing, I don’t think second quarter weather was a disaster compared to previous second quarter weather. I think first quarter, later in the quarter, early second quarter, have always been a little bit difficult for us and for everybody. We’ve talked about it. The shorter days and the colder temperatures and the lack of drying time and all those things don’t end at the end of the first quarter. They continue into the second. And so I think what we’ve just seen is a normal continuance.
But we’ve experienced throughout the quarter all the things that seismic companies and seismic operations encounter — permit delays, longer moves, weather interruptions here and there, different issues, operational issues that you weren’t anticipating. And so those things can bounce back and forth and make a difference on a small scale in terms of revenue and expenses. But I certainly feel very good about where our quarter is. I think we’ve shown great growth from where we were last quarter and, I mean, same quarter prior year we’ve shown growth compared to the first quarter this year and bid activity is strong and where we’re going to be working in the next couple of months, I can’t tell you for sure. But we’re going to go where the clients need us and where we have things permitted.

Byron Pope - Tudor Pickering — Analyst
Fair enough, and really I was just trying to gauge — basically, I haven’t heard anything that suggests that third-party charges are necessarily going to be a step function higher going forward because of the region, so there’s no reason why your operating margins couldn’t and probably shouldn’t continue to expand as we step forward. A fair way to think about it?

Steve Jumper - Dawson Geophysical Company — President, CEO
Yes, we’re certainly headed that way. We’re very conscious and very aware of margin growth. We keep saying that we’re going to have the possibility, the capability, the chance to increase margins and we’re doing that. We’re still going to be subject to all these things we’ve talked about, weather interruptions, permits, all those things. But there’s a couple of other issues that we’re addressing and they’re not major, but they’re out there.
The price of fuel is up. When you look at our commitments going forward, when we say that we have commitments through the end of the year, well, what’s the price of fuel going to do? Labor costs, direct labor costs aren’t increasing but the activity in the oil patch all through particularly West Texas areas, when you move a crew in, there’s an increase to housing costs that affects us and all through the Rockies. So I don’t know that direct labor costs are a big deal, but costs are increasing. And we’re working that into efficiencies, we’re working that into pricing and we’ll get there, but we do have some places where they’re not catastrophic, things we can’t overcome, but they’re things we’re having to watch pretty closely, as is everybody in the oil service patch.

Byron Pope - Tudor Pickering — Analyst
Okay, fair enough. Thanks a lot.

Operator

Thomson StreetEvents	www.streetevents.com	Contact Us	9

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 08. 2008 / 10:00AM ET, DWSN — Q2 2008 Dawson Geophysical Earnings Conference Call
(OPERATOR INSTRUCTIONS). Your next question comes from Neal Dingmann with Dahlman Rose.

Neal Dingmann - Dahlman Rose — Analyst
Hey, guys.

Steve Jumper - Dawson Geophysical Company — President, CEO

Hey, Neal, how are you?

Neal Dingmann - Dahlman Rose — Analyst
Don’t worry, Steve, I won’t have you quantify weather or backlog for me.

Steve Jumper - Dawson Geophysical Company — President, CEO
Well, you’ll probably get the same answer.

Neal Dingmann - Dahlman Rose — Analyst
A couple things here. On the Q system, you hadn’t talked on that crew. What’s going on with that and is that going well enough to think about converting over a second crew to that? Or what’s going on over there?

Steve Jumper - Dawson Geophysical Company — President, CEO
Well, I don’t think we’re going to have a second Q crew in the lower 48 anytime in the near future. We’re still active with the system. We’ve been working with the system in Eastern New Mexico. I think the WesternGeco people and their client, we are working on it for WesternGeco as a multi-client project, and I think their subscribers, clients, on the other side are happy with what they’re seeing. And our crew is gaining efficiency. We’re learning how to handle that Q system much better.
30,000 channels is a lot of channels and there’s a lot of things that’s a little bit different from I/O MRX, RSR-type stuff, and so I think they’re performing better. I think their results are very positive, very encouraging, and I think they’ve got some opportunities in front of them to keep that crew active and busy. We’re certainly helping them as much as we can in that regard. I think the relationship is good between us and WesternGeco and I think both companies see the upside of the technology and see the opportunities.
Here again, I think it’s — I don’t want to say it’s limited in use, but it’s certainly got areas of difficult signal-noise areas, places where we’ve had trouble getting images before. It’s got some places where it’s going to perform very, very well. And I think, just like anything else we do, whether it be Q-Land or multi-component or whatever technology, are we going to find more oil and gas with it? We’re obviously — I think we’re creating better images, but the name of the game is finding oil and gas and when we prove out that it can do that, I think it’ll stay busy, but I don’t anticipate a second one coming.
There’s long-range plans. That’s certainly a major goal, but I don’t think it’s going to be impact anytime soon.

Neal Dingmann - Dahlman Rose — Analyst
Okay, and then on some of those new areas you were speaking of, the Haynesville, et cetera, what are your thoughts as far as channels per crew or what will be needed on those sort of versus what I’d call sort of typical sort of Permian stuff? I’m just wondering if the crew size will be much different.

Thomson StreetEvents	www.streetevents.com	Contact Us	10

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 08. 2008 / 10:00AM ET, DWSN — Q2 2008 Dawson Geophysical Earnings Conference Call

Steve Jumper - Dawson Geophysical Company — President, CEO
I don’t think so. I think the largest channel crews we’re operating are in Southwestern Texas. That’s where we have the 9,500 and 11,000-channel crews. I think most of what we can do — right now, the projects we have in Haynesville are going to be in the 6,000 to 7,000-channel range.
Those numbers change, can change, as we’re talked about in the past, depending on the job size. You can have a 100-square-mile job that you can do with 5,000 channels efficiently, and the same 100-square-mile job designed a different way and configured a different way may need 8,000 channels. So just like we have in the Barnett Shale and the Fort Worth Basin, just like we have in the Appalachian Basin and we’ve seen in Arkansas and Eastern Oklahoma, channel count becomes very fluid.
We operate 15 crews, we’re going to operate 16. I think the important number is we’re going to keep 115,000 channels working and whether a crew is 5,000 this month and 8,000 the next and 4,000 after that is not going to relieve the fact that somewhere else someone’s going to be working on a job that needs more channels. So right now, 6,000, 7,000, and we’ll see where it goes from there.

Neal Dingmann - Dahlman Rose — Analyst
Okay, and then last question, if I could ask Decker one, as far as what he sees in the market today, the big difference or anything that jumps out to him today versus when he saw the big jump and the big boom of activity maybe in the early ‘80s or prior?

Decker Dawson - Dawson Geophysical Company — Chairman
Well, we’re obviously seeing a much greater demand than we’ve ever seen, and we clearly don’t — at this point, don’t see any end to it.

Neal Dingmann - Dahlman Rose — Analyst
All right, guys. Thanks a lot. Appreciate it.

Operator
There are no further questions at this time.

Steve Jumper - Dawson Geophysical Company — President, CEO
Okay, well, thank you, operator. As I’ve said, we’re very excited, very pleased with our second quarter results. As I’ve mentioned, we’ve shown tremendous growth compared to the same quarter prior year. We think we’re positioned to have continued growth, strong growth going forward. Demand is up, bid activity is up. We are adding the additional crew. We feel very good about where the market’s going, feel very good about pricing and our improved efficiencies and productivity, and, in closing, I’d just like to thank everyone for listening in to the call. Like to thank our employees for their hard work and our shareholders and particularly our client base for their trust in our services.
We look forward to the second half of 2008 and into 2009 with great enthusiasm. A replay of this call will be available on our website at www.dawson3d.com. Once again, thank everybody for listening in and have a great day. We’ll talk to you in about 90 days. Thank you.

Operator
Thank you for joining today’s Dawson Geophysical conference call. You may now disconnect.

Thomson StreetEvents	www.streetevents.com	Contact Us	11

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 08. 2008 / 10:00AM ET, DWSN — Q2 2008 Dawson Geophysical Earnings Conference Call

DISCLAIMER
Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.
In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.
THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.
© 2005, Thomson StreetEvents All Rights Reserved.

Thomson StreetEvents	www.streetevents.com	Contact Us	12

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.